Exhibit 99.2

Media Contact:	Jennifer Forst
502.614.6610
jforst@golinharris.com

Investor Relations Contact:	Cathy Biffignani
314-645-6600 x3307
CBiffignani@kvph.com

Ther-Rx Corporation Takes Action to Further Ensure High-Risk Women

Are Able to Access FDA-Approved Makena™

Announces Reduction in Price and Expansion of Patient Assistance Program for Makena™

St. Louis, April 1, 2011 – As part of its ongoing efforts to ensure that high-risk women have access to FDA-approved Makena instead of unapproved, unregulated compounded drugs, Ther-Rx Corporation, a subsidiary of K-V Pharmaceutical Company (NYSE: KVa/KVb) (the “Company”), announced today important initiatives to reduce the cost of Makena™ (hydroxyprogesterone caproate injection) and encourage stakeholders to provide timely access to this important FDA-approved medication. Effective immediately, Ther-Rx has:

•	Reduced the list price of Makena by nearly 55 percent, to $690 per injection;

•

Will offer supplemental rebates that, in conjunction with the list price reduction and the standard Medicaid rebate of 23.1 percent, will result in a substantially reduced cost per injection for state Medicaid agencies compared to list price. This will help ensure that every woman who is prescribed Makena – regardless of her ability to pay – has the comfort of knowing a medication that has been rigorously reviewed by FDA for safety and efficacy is available to her;

•	Capped the costs for a full course of therapy to a maximum of three vials (15 injections) for contracted health insurance plans and state Medicaid agencies; and

•

Expanded the Company’s patient assistance program for patients who are prescribed this important medication by removing income caps to qualify for financial assistance. 85 percent of patients will pay $20 or less per injection for FDA-approved Makena, and patients whose financial need is greatest would receive FDA-approved Makena at no out-of-pocket cost.

Under the new pricing structure, the Company believes that the use of Makena by eligible patients will deliver net cost savings to Medicaid programs and private insurance plans in year one, based on third-party economic modeling of costs associated with the condition.

“Ensuring access to an FDA-approved sterile, injectable medication, manufactured under mandatory strict quality controls, is in the best interests of all high-risk women,” said Greg Divis, Chief Executive Officer, K-V Pharmaceutical Company and President, Ther-Rx Corporation. “We understand the concerns that key stakeholders raised under our original pricing structure.

We also recognize the current budget challenges facing state Medicaid programs and other payers. In conjunction with our substantial reduction in price, it is our sincere hope that all committed stakeholders will take appropriate action to provide timely access to this important FDA-approved medication.”

The FDA granted Makena orphan drug status and approved the drug on February 3, 2011.

Importance of an FDA-Approved Medication

Prior to FDA approval of Makena, women who could benefit from therapy faced potential barriers to access due to the absence of a commercially-available, FDA-approved product. In a survey of 345 obstetricians/gynecologists published in the American Journal of Perinatology in March 2009, more than one in three OB/Gyns were “very concerned” about drug availability in the absence of an FDA-approved product. In a survey of over 200 obstetricians/gynecologists and maternal fetal medicine specialists conducted in 2010, the lack of FDA-approved treatment options was cited as the greatest challenge in communicating about the condition with patients.

Physicians recognize the value of prescribing an FDA-approved therapy over an unapproved compounded drug, especially for this high risk patient population. FDA has previously commented that “when pharmacy compounders both operate like drug manufacturers and engage in high-volume distribution, the risk of patient harm increases.” The process for compounding drugs does not require that the drug be made exactly the same way every time, and there are no processes in place to monitor non-FDA approved versions for patient safety. Compounders are not required to test their ingredients or to check the final product for potency or sterility. In a study conducted by the FDA five years ago, one-third of drugs made in compounding pharmacies in that study failed quality testing because the drugs were either too weak or too strong. FDA concluded that “such variability can lead to uncertainty in dosing and raises concern for patient therapy. The results of the survey suggest that problems with the quality of compounded drugs occur throughout the country.”

There are important differences between Makena – an FDA-approved and regulated medication – and individually compounded formulations that are made by hand. As an FDA-approved drug, Makena is manufactured in an FDA-regulated and FDA-compliant, sterile facility. The manufacturing process is tightly controlled to ensure quality and consistency from dose to dose. This also includes follow-up testing and reporting requirements that continue for the lifecycle of the medication.

Investment in Makena

Ther-Rx has made significant investments to advance Makena through an FDA-approval process that began in 2006 and to ensure Makena’s availability. Ther-Rx has invested or committed over a quarter of a billion dollars to-date to bring Makena to market, including more than $60 million in research and clinical trial costs associated with conducting major, multi-year follow-on health studies of Makena involving 1,700 mothers and more than 500 infants. These studies, required by FDA as a condition for Makena’s approval, are being funded by the Company, and such studies are four times larger and approximately 12 times more expensive than the initial National Institutes of Health trial submitted for FDA approval. This research will add important new medical and scientific knowledge and is critical to patients, families and society as a whole.

Because specialty injectable products like Makena are not typically carried by retail pharmacies, Ther-Rx has also made a significant investment in developing a network of specialty pharmacies, specialty distributors, and a comprehensive customer support center to facilitate access to Makena and ensure national availability.

“We reiterate our commitment to patient access to FDA-approved Makena, as exemplified by these important initiatives,” said Divis. “We remain committed to investing in clinical, scientific and product advances to create innovative products and services that will make a difference in the lives of the patients we serve.”

Because of the importance of this medication to high-risk women with a prescription for Makena, the Company will vigorously support the exclusivity of Makena.

About K-V Pharmaceutical Company

K-V Pharmaceutical Company is a fully-integrated specialty pharmaceutical company that develops, manufactures, markets, and acquires technology-distinguished branded prescription pharmaceutical products. The Company markets its technology-distinguished products through Ther-Rx Corporation, its branded drug subsidiary.

For further information about K-V Pharmaceutical Company, please visit the Company’s corporate Website at www.kvpharmaceutical.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and that may be based on or include assumptions concerning the operations, future results and prospects of the Company. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about product development, product launches, regulatory approvals, governmental and regulatory actions and proceedings, market position, acquisitions, sale of assets, revenues, expenditures, resumption of manufacturing and distribution of products and the impact of the recall and suspension of shipments on revenues, and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, the Company provides the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following:

(1)	our ability to continue as a going concern;

(2)	the impact of competitive, commercial, payor, governmental, physician, patient, public or political responses and reactions, and responses and reactions by medical professional associations and advocacy groups, to the Company’s sales, marketing, product pricing, product access and strategic efforts with respect to Makena™, and its other products, including introduction or potential introduction of generic or competing products, or competition from unapproved therapies or compounded drugs, against products sold by the Company and its subsidiaries, including Makena™, and including competitive or responsive pricing changes;

(3)	the possibility of not obtaining FDA approvals or delay in obtaining FDA approvals;

(4)	new product development and launch, including the possibility that any product launch may be delayed or unsuccessful, including with respect to Makena™;

(5)	acceptance of and demand for the Company’s new pharmaceutical products, including Makena™, and for our current products upon their return to the marketplace, as well as the number of preterm births for which Makena™ may be prescribed and its safety profile and side effects profile and acceptance of the degree of patient access to, and pricing for, Makena™;

(6)	the possibility that any period of exclusivity may not be realized, including with respect to Makena™, a designated Orphan Drug;

(7)	the satisfaction or waiver of the terms and conditions for the continued ownership of the full U.S. and worldwide rights to Makena™ set forth in the previously disclosed Makena™ acquisition agreement, as amended;

(8)	the consent decree between the Company and the U.S. Food and Drug Administration (“FDA”) and the Company’s suspension of the production and shipment of all of the products that it manufactures (other than the Potassium Chloride ER Capsule products that are the subject of the FDA letter received September 8, 2010 allowing the return of those products to the marketplace) and the related nationwide recall affecting all of the other products that it manufactures, as well as the related material adverse effect on its revenue, assets and liquidity and capital resources, as more fully described in Item—2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA Consent Decree” in the Company’s Form 10-Q for the quarter ended December 31, 2010;

(9)	the two agreements between the Company and the Office of Inspector General of the U.S. Department of Health and Human Services (“HHS OIG”) pertaining to the exclusion of our former chief executive officer from participation in federal healthcare programs and pertaining to the dissolution of our ETHEX subsidiary, in order to resolve the risk of potential exclusion of our Company, as more fully described in Note 1—“Description of Business—Changes in Management” in the Notes to the Consolidated Financial Statements included in Part I of the Company’s Form 10-Q for the quarter ended December 31, 2010;

(10)	the plea agreement between the Company and the U.S. Department of Justice and the Company’s obligations therewith, as well as the related material adverse effect, if any, on its revenue, assets and liquidity and capital resources, as more fully described in Note 1—“Description of Business—Plea Agreement with the U.S. Department of Justice” in the Notes to the Consolidated Financial Statements included in Part I of the Company’s Form 10-Q for the quarter ended December 31, 2010;

(11)	changes in the current and future business environment, including interest rates and capital and consumer spending;

(12)	the availability of raw materials and/or products, including Makena™, manufactured for the Company under contract manufacturing agreements with third parties;

(13)	the regulatory environment, including regulatory agency and judicial actions and changes in applicable laws or regulations, including the risk of obtaining necessary state licenses in a timely manner;

(14)	fluctuations in revenues;

(15)	the difficulty of predicting the pattern of inventory movements by the Company’s customers;

(16)	risks that the Company may not ultimately prevail in litigation, including product liability lawsuits and challenges to its intellectual property rights by actual or potential competitors or to its ability to market generic products due to brand company patents and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries including without limitation the litigation and claims referred to in Note 16—“Commitments and Contingencies” of the Notes to the Consolidated Financial Statements in Part I of the Company’s Form 10-Q for the quarter ended December 31, 2010, and that any adverse judgments or settlements of such litigation, including product liability lawsuits, may be material to the Company;

(17)	the possibility that our current estimates of the financial effect of certain announced product recalls could prove to be incorrect;

(18)	whether any product recalls or product introductions result in litigation, agency action or material damages;

(19)	failure to supply claims by certain of the Company’s customers, including CVS Pharmacy, Inc. and Caremark CVS Corporation, that, despite the formal discontinuation action by the Company of its products, the Company should compensate such customers for any additional costs they allegedly incurred for procuring products the Company did not supply;

(20)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals, as more fully described in Note 16—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in Part I of the Company’s Form 10-Q for the quarter ended December 31, 2010;

(21)	the possibility that insurance proceeds are insufficient to cover potential losses that may arise from litigation, including with respect to product liability or securities litigation;

(22)	the informal inquiries initiated by the SEC and any related or additional government investigation or enforcement proceedings as more fully described in Note 16—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in Part I of the Company’s Form 10-Q for the quarter ended December 31, 2010;

(23)	the possibility that the pending investigation by the Office of Inspector General of the Department of Health and Human Services into potential false claims under the Title 42 of the U.S. Code as more fully described in Note 16—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements in Part I of the Company’s Form 10-Q for the quarter ended December 31, 2010 could result in significant civil fines or penalties, including exclusion from participation in federal healthcare programs such as Medicare and Medicaid;

(24)	delays in returning, or failure to return, certain or many of the Company’s approved products to market, including loss of market share as a result of the suspension of shipments, and related costs;

(25)	the ability to sell or license certain assets, and the purchase prices, milestones, terms and conditions of such transactions;

(26)	the possibility that default on one type or class of the Company’s indebtedness could result in cross default under, and the acceleration of, its other indebtedness;

(27)	the risks that present or future changes in the Board of Directors or management may lead to an acceleration of the Company’s bonds or to adverse actions by government agencies or our auditors;

(28)	the risk that even though the price and 30-day average price of the Company’s Class A Common Stock and Class B Common Stock currently satisfy the quantitative listing standards of the New York Stock Exchange, including with respect to minimum share price and public float, the Company can provide no assurance that they will remain at such levels thereafter;

(29)	compliance with debt covenants; and

(30)	the risks detailed from time-to-time in the Company’s filings with the SEC.

This discussion is not exhaustive, but is designed to highlight important factors that may impact the Company’s forward-looking statements. Because the factors referred to above, as well as the statements included under the captions Part I, Item 1A—“Risk Factors,” Part II, Item 7—“Management‘s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the Form 10-K, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the Company or on the Company’s behalf, you should not place undue reliance on any forward-looking statements.

All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A – “Risks Factors” in the Form 10-K , as supplemented by the Company’s subsequent SEC filings. Further, any forward-looking statement speaks only as of the date on which it is made and the Company is under no obligation to update any of the forward-looking statements after the date of this release.

New factors emerge from time-to-time, and it is not possible for the Company to predict which factors will arise, when they will arise and/or their effects. In addition, the Company cannot assess the impact of each factor on its future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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